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                                                     EXHIBIT NUMBER (10)(xvi)(5)
                                                               TO 1995 FORM 10-K

                     FIFTH AMENDMENT TO AGREEMENT OF LEASE
                     -------------------------------------

      THIS FIFTH AMENDMENT TO AGREEMENT OF LEASE (this "AMENDMENT"), made and entered into as of January 12, 1995, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually, but solely and only as Trustee under a certain Trust Agreement dated the 5th day of April, 1990 and known as Trust No. 110513-07 ("LANDLORD") and The Northern Trust Company, an Illinois banking corporation ("TENANT"),

                               WITNESSETH: THAT
                               ----------------

      WHEREAS, American National Bank and Trust Company of Chicago Trust No. 65287 and Tenant are parties to a certain Agreement of Lease dated as of August 27, 1985; and

      WHEREAS, the Agreement of Lease was amended by (i) that certain First Amendment to Agreement of Lease dated as of August 15, 1986, (ii) that certain Second Amendment to Agreement Lease dated as of August 6, 1987, (iii) that certain Third Amendment to Agreement of Lease dated as of May 20, 1988, and (iv) that certain Fourth Amendment to Agreement of Lease dated as of May 1, 1990 (as amended, the "LEASE"); and

      WHEREAS, the Lease was assigned by American National Bank and Trust Company of Chicago Trust No. 65287 to Landlord by Assignment dated April 6, 1990; and

      WHEREAS, Landlord and Tenant desire to further amend the Lease as hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Paragraph 1A of the Lease is hereby deleted, and the following inserted in lieu thereof:

      "A. The Premises shall be all of the 4th through 14th floors of the Building and a portion of each of the 15th and 16th floors of the Building, and shall in the aggregate contain approximately 232,443 RSF (as defined in Paragraph 1D hereof). The portion of the Premises located on floors 5 through 9 of the Building, containing in the aggregate approximately 102,110 RSF, is sometimes referred to herein as the "ORIGINAL PREMISES". The portion of the Premises located on floors 10 through 15 of the Building, containing in the aggregate approximately 97,890 RSF, is sometimes referred to herein as the "ADDITIONAL PREMISES". The portion of the Premises located on the 16th floor of the Building, containing approximately 15,952 RSF, is sometimes referred to herein as the "16TH FLOOR PREMISES". The portion of the Premises located on the 4th Floor of the Building containing approximately 16,491 RSF, is sometimes referred to herein as the "4TH FLOOR PREMISES". The "Original Premises", the

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     "Additional Premises" and the "16th Floor Premises" and the 4th Floor
     Premises shall, in the aggregate, comprise the Premises."

     2. The following is hereby inserted into the Lease as subsection 2.01, immediately following Paragraph 2H and preceding Section 3:

     "2.01  Construction of the 4th Floor Premises.

          A. Tenant's Plans. The Tenant shall, at Tenant's sole cost and expense (subject to the credit hereinafter granted), cause to be prepared and submitted to the Landlord at such time as Tenant desires plans and specifications (the "Tenant's Plans"), including, but not limited to, all space plans, working drawings, mechanical and engineering drawings for Landlord's prior approval, disclosing all construction to be performed to build out the entire 4th Floor Premises. The Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved) Tenant's Plans within ten (10) business days of Landlord's receipt of a complete set of Tenant's Plans. In the event Tenant's Plans are disapproved, Tenant shall revise and resubmit Tenant's Plans expeditiously and Landlord shall review the same and notify the Tenant of its approval or disapproval within five (5) business days thereafter in the same manner as required for the initial submittal. Landlord's approval shall not be unreasonably withheld or delayed.

          B. General Contractor. The Tenant is hereby granted the right to utilize contractors of Tenant's own choice to build out the 4th Floor Premises, subject to Landlord's reasonable approval as to the qualifications of such contractor. Only qualified contractors shall be permitted to bid on the Work. The contractor chosen by the Tenant as the successful bidder is hereinafter referred to as "Tenant's Contractor". The Tenant, before commencing any work on or to the 4th Floor Premises, shall submit Tenant's Plans and written contracts for such work by Tenant's Contractor to Landlord for approval. The Landlord may impose such reasonable conditions as Landlord, in its reasonable judgment, deems appropriate, including, without limitation, conditions which will assure Landlord that all work will be performed lien-free (including performance and payment bonds) and with proper insurance coverage. All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. Such work performed by Tenant's Contractor shall comply with all insurance requirements and all other ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord (or an architect designated by Landlord) to supervise all construction operations within the 4th Floor Premises performed by Tenant's Contractor. Tenant shall pay to the Landlord the cost of any materials purchased from Landlord at Landlord's actual invoice cost for said items, the reasonable and actual cost incurred by Landlord in supervising the construction (which shall not exceed an amount equal to one and one-half (1 1/2%) percent of the cost of construction)

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          and all hoisting charges (the "Reimbursables"). Such supervision by the Landlord of the Tenant's Contractor shall be solely and only for the benefit of the Landlord. No silence or statement by the Landlord's supervisor shall be deemed or construed as an assumption by said supervisor or Landlord of any responsibility for or in relation to the construction of the 4th Floor Premises or any guarantee that the work completed within the 4th Floor Premises complies with Laws, complies with Tenant's Plans, or is suitable or acceptable to the Tenant for Tenant's intended business purposes. If the Tenant elects to build out the 4th Floor Premises with Tenant's Contractor, Tenant shall furnish to Landlord prior to commencement thereof building permits and certificates of appropriate insurance and bonds and upon completion of any installations, alterations or additions, contractor's affidavits and full and final waivers of lien covering all labor and material expended and used in constructing the 4th Floor Premises. Tenant shall hold Landlord harmless and indemnify Landlord from all claims and costs, damages, liens and expenses which may arise out of or are connected in any way with said construction by Tenant's Contractor.

               C. Construction Credit. The cost of all work (the "Work") necessary to build out all of the 4th Floor Premises (including, but not limited to, all labor, material, permits and working drawings, design costs and Reimbursables) shall, subject to the credit granted herein, be the responsibility of Tenant. The Landlord does hereby grant to the Tenant a credit (the "Construction Credit") equal to Eight Hundred Forty-Two Thousand Seven Hundred Twenty-Five and 56/100 ($842,725.56) Dollars. The Construction Credit shall be paid in installments by Landlord to the Tenant as the Work progresses within thirty (30) days of Tenant's request indicating the dollar amount of the draw Tenant desires; provided that the Tenant, together with such request, presents to Landlord, reasonable documentation evidencing (i) the amounts of payments previously made by Tenant, in relation to the Work, to the general contractor and any subcontractors and materialmen, including, but not limited to, general contractor's statement and partial and final lien waivers, as the case may be, covering all Work (including design costs and Reimbursables) for which Tenant is requesting payment; and (ii) the percentage of the Work completed. Tenant shall be responsible for obtaining and submitting to Landlord all documentation reasonably required by the Landlord in relation to Construction Credit draw requests made by Tenant. Construction Credit draw amounts shall never exceed, in the aggregate, the lesser of: (i) the remaining unpaid amount of the Construction Credit, minus any then unpaid Reimbursables, or (ii) that amount equal to the cost of all Work completed in accordance with the Tenant's Plans and paid for by Tenant, as evidenced by the documentation furnished with such request (including lien waivers). Any unused portion of the Construction Credit shall be credited by the Landlord against Monthly Base Rent next due under the Lease, until exhausted.

               Notwithstanding anything to the contrary expressed in, or implied by this Fifth Amendment to Agreement of Lease, Tenant, at its sole election, may choose not to build out the 4th Floor Premises for and as office space but instead, may choose to utilize the 4th Floor Premises as office storage space and consequently, the work may consist only of labor, materials, permits, and working drawings necessary to prepare and equip the 4th Floor Premises for such use. Any such change in the Work and/or Tenant's use of the 4th Floor Premises shall in no way affect (i) Tenant's right to the receipt of the Construction Credit provided for herein, (ii) Tenant's obligations regarding the Work set forth in paragraph 2.01 of this Amendment, and
          (iii) Landlord's rights set forth in paragraph 2.01 of this Amendment including, but not limited to, approval of contractor qualifications, approval of Tenant's Plans, and the right to supervise all construction operations on the 4th Floor Premises.

               D. Construction Status and Confirmation. The Landlord reserves the right from time to time, but not more often than monthly, to require Tenant to furnish partial or final lien waivers (as applicable) and sworn contractors'

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          statements and all other reasonable information Landlord may request, in writing, so as to enable Landlord to determine the status of
          (i) the preparation or modification of Tenant's Plans; (ii) all contracts let or to be let in relation to the Work; (iii) the cost of all Work, including the cost of any extras or modifications requested by Tenant after Landlord's approval of Tenant's Plans; (iv) the status of completion of the Work; (v) the status of payment to all contractors, subcontractors and materialmen in relation to the Work;
          (vi) the status of Tenant's obligations to obtain partial and final lien waivers, as the situation may require, from all contractors, subcontractors and materialmen in relation to the Work; and (vii) the status of any adverse claims or disputes with contractors, subcontractors or materialmen in relation to the Work. The Tenant shall furnish such information as Landlord may reasonably require to evidence the foregoing no later than fifteen (15) days subsequent to the date the Landlord requests the same, in writing.

               E. Non-Applicable Provisions. The provisions of subparagraphs 2A through 2H of the Lease shall not be applicable to the construction of the 4th Floor Premises."

     3.  The following is hereby inserted into the Lease as Paragraph 3J and 3K:

               "J. Notwithstanding the foregoing provisions of this Paragraph 3, the "Commencement Date" with respect to the 4th Floor Premises (sometimes referred to herein as the "4th Floor Premises Commencement Date") shall be January 12, 1995. Tenant's obligation to pay Rent and Operating Expenses allocable to the 4th Floor Premises shall commence as of the 4th Floor Premises Commencement Date.

               K. The Term, which is currently scheduled to expire on March 31, 2005, shall be coterminous with respect to the entire Premises."

     4. Paragraph 4A of the Lease is hereby deleted, and the following inserted in lieu thereof:

          "A.  "Base Rent"

               (i) "Original Base Rent". For the Original Premises, the sum equal to the number of RSF within the Original Premises times $21.00 per RSF for each twelve month period during the Term of this Lease ("Original Annual Base Rent"). Such Original Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the then-current Original Annual Base Rent in advance on or before the first day of each and every month during the Term ("Original Monthly Base Rent"), as the Original Annual Base Rent or Original Monthly Base Rent may be adjusted pursuant to Paragraph 5 of this Lease.

               (ii) "Additional Base Rent". For the Additional Premises, the sum equal to the number of RSF within the Additional Premises (A) $18.50 per

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          RSF for the first (1st) through the fifth (5th) Lease Years (as defined in Section 5A) during the Term (B) $22.50 per RSF for the sixth (6th) through tenth (10th) Lease Years during the Term and
          (C) $25.50 per RSF for the eleventh (11th) through fifteenth (15th) Lease Years during the Term ("Additional Annual Base Rent"). Such Additional Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the then current Additional Annual Base Rent in advance on or before the first day of each and every month during the Term ("Additional Monthly Base Rent"), as the Additional Annual Base Rent or Additional Monthly Base Rent may be adjusted pursuant to Paragraph 5 of this Lease;

               (iii) "16th Floor Base Rent". For the 16th Floor Premises (15,952 RSF), Annual Base Rent ("16th Floor Annual Base Rent") shall be payable at the rate of (A) $29.00 per RSF for the first sixty-six
          (66) months following the 16th Floor Premises Commencement Date, and
          (B) $29.89 per RSF for the remainder of the initial Term. Such 16th Floor Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the then current 16th Floor Annual Base Rent in advance on or before the first day of each and every month during the Term ("16th Floor Monthly Base Rent"), as the 16th Floor Annual Base Rent or 16th Floor Monthly Base Rent may be adjusted pursuant to Paragraph 5BB of this Lease;

               (iv)  "4th Floor Base Rent". For the 4th Floor Premises (16,491
          RSF), Annual Base Rent ("4th Floor Annual Base Rent") shall be payable at the rate of $10.38 per RSF for the period commencing January 12, 1995, throughout the remainder of the Term. Such 4th Floor Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the 4th Floor Annual Base Rent in advance, on or before, the first day of each and every month during the Term (the "4th Floor Monthly Base Rent").

               (v) Original Annual Base Rent, Additional Annual Base Rent, 16th Floor Annual Base Rent and 4th Floor Annual Base Rent are sometimes collectively referred to herein as "Annual Base Rent"; Original Monthly Base Rent, Additional Monthly Base Rent, 16th Floor Monthly Base Rent and 4th Floor Monthly Base Rent are sometimes collectively referred to herein as "Monthly Base Rent"."

     5. Paragraph 5B of the Lease is hereby deleted and the following inserted in lieu thereof:

          "B. Rent Adjustments. The Annual Base Rent (excluding the 16th Floor Annual Base Rent and the 4th Floor Annual Base Rent) for each and every Lease Year during the term of this Lease (the "Subject Lease Year") shall be adjusted (subject to the limitations hereinafter set forth) by an amount equal to the following (the "Rent Adjustment"):

               (i) For the Base Year (and first full Lease Year if the Base Year commences subsequent to July 1 of such year), an amount equal to the lesser of

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          (a) the product of thirty percent (30%) of the Base Rent (excluding the 16th Floor Annual Base Rent and the 4th Floor Annual Base Rent) paid during the Base Year multiplied by the percentage change (positive or negative) of the CPI for the month in which the Term of this Lease commences over the CPI for the month in which this Lease was executed, and (b) $1.00 per RSF; and

               (ii) For each Lease Year thereafter, an amount equal to the product of thirty percent (30%) of the Annual Base Rent (excluding the 16th Floor Annual Base Rent and the 4th Floor Annual Base Rent) plus the sum determined by subparagraph B(i) above multiplied by the percentage change (positive or negative) of the CPI for January of the Subject Lease Year over the CPI for the first full month of the Base Year; provided, however, that for any Lease Year the amount of the annual Rent Adjustment made by reason of changes in the CPI shall not exceed three percent (3%) of the adjusted Annual Base Rent (excluding the 16th Floor Annual Base Rent and the 4th Floor Annual Base Rent) for the immediately preceding Lease Year. The limitation set forth in the immediately preceding sentence shall not affect adjustments to Rent attributable to causes other than changes in the CPI.

          BB. 16th Floor Rent Adjustments. The 16th Floor Annual Base Rent shall be adjusted by an amount equal to the following (the "16th Floor Rent Adjustment"):

          For each Lease Year commencing with the Lease Year beginning
          January 1, 1997, an amount equal to the product of $29.89 per RSF, multiplied by 35% of the percentage increase (if any) of the CPI for January of the Subject Lease Year over the CPI for the 66th month following the 16th Floor Premises Commencement Date.

          BBB. 4th Floor Rent Adjustments. The 4th Floor Annual Base Rent shall not be subject to Rent Adjustment."

     6. As amended herein, the Lease shall remain in full force and effect and, except as expressly amended herein, shall be unaffected hereby. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control.

     7. This Fifth Amendment to Agreement of Lease is executed by American National Bank and Trust Company, not personally, but in the exercise of the power and authority conferred upon and vested in it as Trustee. It is expressly understood and agreed that nothing herein shall be construed as creating any liability whatsoever against Trustee personally; and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve, or sequester any property and all personal liability of every sort, if any, is hereby expressly waived by said Tenant, and by every person now or hereafter claiming any right or security hereunder; and that, so far as the Trustee is


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concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the assets of said property and the proceeds thereof for the payment thereof.

     8. BROKERS. Tenant represents that except for MIGLIN-BEITLER MANAGEMENT CORPORATION, it has not dealt with any real estate brokers in connection with this Fifth Amendment and, to its knowledge, no broker other than MIGLIN-BEITLER MANAGEMENT CORPORATION initiated or participated in the negotiation of this Fifth Amendment, submitted or showed the Fifth Expansion Space or any other space in the Building to Tenant or is entitled to any commission or fee in connection with this Fifth Amendment. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other real estate brokers for commissions or fees in connection with this Fifth Amendment who claim to have dealt with the Tenant. Landlord represents and warrants to Tenant that Landlord is not obligated to pay a real estate broker's fee or commission to anyone which could cause the rent hereunder or any rental rate applicable to the Premises to increase.

     9. MERGER. All negotiations, considerations, representations and understandings between Landlord and Tenant relating to this Fifth Amendment are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modification, termination, or surrender of the Lease, as modified by this Fifth Amendment, or surrender of the Premises (including the 4th Floor Premises) or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by the Landlord and no act by any representative or agent of the Landlord other than delivery of such a written agreement and acceptance by the Landlord shall constitute agreement to and acceptance thereof. Any prior negotiations or intentions of the parties relating to this Fifth Amendment, whether oral or evidenced by written documentation dated prior to the date of this Fifth Amendment, are null and void, unless specifically incorporated herein by reference.

     10. LANDLORD'S EXONERATION. Landlord's exoneration clause, as set forth in Section 39 of the Lease, is hereby incorporated herein by reference, as if fully set forth.








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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


LANDLORD:                            AMERICAN NATIONAL BANK AND TRUST
                                     COMPANY OF CHICAGO, not individually, but solely as Trustee under Trust Agreement dated April 5, 1990 and known as Trust
                                     No. 110513-07

                                     By: /s/ J. Michael Whelan
                                        _____________________________

                                        Title: VP
                                              _______________________

                                     Attest: /s/
                                            _________________________
                                                Asst.      Secretary
                                            _______________


TENANT:                              THE NORTHERN TRUST COMPANY


                                     By: /s/ Joseph M. Jarosz
                                        _____________________________

                                        Title: Sr. Vice President
                                              _______________________





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